Exhibit 23.1

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of First Lehigh Corporation on Form S-8 of our report dated February 14, 1997, appearing in the Annual Report on Form 10-KSB of First Lehigh Corporation for the year ended December 31, 1996 and to the reference to us under Item 5 "Interests of Named Experts and Counsel."

/s/ Parente, Randolph, Orlando, Carey & Associates
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Parente, Randolph, Orlando, Carey & Associates

Wilkes-Barre, Pennsylvania
December 10, 1997